Nature's Sunshine Reports Record Third Quarter 2021 Results

– Net Sales Increase 14% to $114.7 Million, Marking Fifth Consecutive Quarter of Record Net Sales –

LEHI, Utah – November 4, 2021 – Nature’s Sunshine Products, Inc. (Nasdaq: NATR) (Nature’s Sunshine), a leading natural health and wellness company of high-quality herbal and nutritional products, reported financial results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Summary vs. Same Year-Ago Quarter

•Net sales increased 14% to a record $114.7 million compared to $100.3 million.
•Net income was $5.5 million, or $0.24 per diluted share, compared to $7.2 million, or $0.34 per diluted share.
•Adjusted EBITDA increased 38% to $12.9 million compared to $9.4 million.

Management Commentary

“Once again, we delivered the largest sales quarter in the 49-year history of the company,” said Terrence Moorehead, CEO of Nature’s Sunshine. “Every market we operate in is growing and we see ample runway for continued expansion. We have witnessed a dramatic, fundamental change in Nature’s Sunshine’s business as our powerful global growth strategies take effect. In fact, the investments we’ve made to re-brand, sharpen our sales fundamentals, and revamp our website contributed to broad customer and sales growth during the quarter.

“From a supply chain perspective, we used our strong balance sheet to increase product availability and leveraged our in-house production capabilities to be more agile to our customers’ needs. We are confident this strategy will better position us to satisfy demand in a timely manner.

“As we look to the final quarter of the year, I’m proud of our team’s execution of our transformation initiatives. While external challenges remain across the globe, our brand momentum, our investments in growth initiatives and our strong balance sheet position us well to continue to drive shareholder value.”

Third Quarter 2021 Financial Results

	Net Sales by Operating Segment (Amounts in Thousands)
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
Asia	$48,417	$38,099	27.1%	$1,165	24.0%
Europe	21,813	18,006	21.1	105	20.6
North America	37,738	37,557	0.5	151	0.1
Latin America and Other	6,778	6,588	2.9	130	0.9
	$114,746	$100,250	14.5%	$1,551	12.9%

Net sales in the third quarter increased 14.5% to a company record of $114.7 million compared to $100.3 million in the same year-ago quarter. The increase was due to the continued execution of business transformation initiatives, launch of new products, and the easing of COVID-19-related restrictions in certain key markets. Excluding foreign exchange rates, net sales in the third quarter of 2021 increased 12.9% compared to the year-ago quarter.

Gross margin in the third quarter improved 147 basis points to 74.4% compared to 72.9% in the year-ago quarter. The increase in gross margin is primarily a result of changes in market mix and inventory obsolescence reserves recorded in the prior year.

Volume incentives as a percentage of net sales were 31.2% compared to 34.2% in the year-ago quarter. The decrease in volume incentives is partially due to changes in market mix and growth in NSP China. The decrease also reflects expected overall cost savings from the September 2020 launch of our new consultant sales and compensation plan in North America and LATAM.

Selling, general and administrative expenses in the third quarter were $39.5 million compared to $33.3 million in the year‐ago quarter. The increase was primarily attributable to higher costs associated with incremental variable service fees in China from net sales growth, and the implementation of business transformation and sales growth initiatives in other markets. As a percentage of net sales, SG&A expenses were 34.4% for the third quarter of 2021 compared to 33.2% in the year-ago quarter.

Operating income in the third quarter of 2021 increased 83% to $10.0 million, or 8.7% of net sales, compared to $5.5 million, or 5.5% of net sales, in the year-ago quarter.

Other income (loss), net, in the third quarter of 2021 was a loss of $0.9 million compared to income of $0.7 million in the third quarter of 2020. Other income (loss), net, primarily consists of foreign exchange gains (losses) as a result of net changes in foreign currencies primarily in Asia, Europe and Latin America. The provision for income taxes was $3.7 million in the third quarter of 2021 compared to a benefit of $1.0 million for the year-ago quarter.

GAAP net income attributable to common shareholders decreased to $4.9 million, or $0.24 per diluted common share, compared to $6.8 million, or $0.34 per diluted common share, in the third quarter of 2020. Net income attributable to NSP China increased to $3.0 million, or $0.15 per diluted common share, for the third quarter of 2021, compared to $2.1 million, or $0.10 per diluted common share, for the third quarter of 2020.

Non-GAAP net income attributable to common shareholders decreased to $4.1 million, or $0.21 per diluted common share, compared to $6.9 million, or $0.34 per diluted common share in the prior year period. Non-GAAP net income, which is a non-GAAP financial measure, is defined here as net income from continuing operations before less-frequent items including, among other things, value-added-tax (VAT) refunds. A reconciliation of Non-GAAP net income to GAAP net income is provided in the attached financial tables.

Adjusted EBITDA increased 38% to $12.9 million in the third quarter compared to $9.4 million in the third quarter of 2020. This increase was driven primarily by the aforementioned increase in net sales. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense and certain noted adjustments. A reconciliation of net income to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow

Net cash provided by operating activities was $20.3 million for the nine months ended September 30, 2021, compared to $26.8 million provided in the prior year period. Capital expenditures during the nine months ended September 30, 2021 totaled $4.6 million compared to $3.5 million in the comparable period of 2020. During the nine months ended September 30, 2021, the Company repurchased 350,000 shares at a total cost of $6.0 million. As of September 30, 2021, the Company had cash and cash equivalents of $75.5 million and $2.7 million of debt.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its third quarter 2021 results.

Date: Thursday November 4, 2021
Time: 5:00 p.m. Eastern time (3:00 p.m. Mountain time)
Toll-free dial-in number: 1-800-289-0438
International dial-in number: 1-323-794-2423
Conference ID: 9556803
Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 1-949-574-3860.

The conference call will be broadcast live and available for replay at https://viavid.webcasts.com/starthere.jsp?ei=1481423&tp_key=5cfa8ef9a9 and via the Events section of the Nature’s Sunshine website at https://ir.naturessunshine.com/news-events.

A replay of the conference call will be available after 8:00 p.m. Eastern time on the same day through November 18, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 9556803

About Nature’s Sunshine Products

Nature’s Sunshine Products (Nasdaq: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. Additional information about the company can be obtained at its website, www.naturessunshine.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following:

•extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;
•registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;
•legal challenges to the Company's direct selling program or to the classification of its independent consultants;

•laws and regulations regarding direct selling may prohibit or restrict our ability to sell our products in some markets or require us to make changes to our business model in some markets;
•liabilities and obligations arising from improper activity by the Company’s independent consultants;
•product liability claims;
•our cannabidiol (CBD) product line is subject to varying, rapidly changing laws, regulations, and rules;
•actions on trade relations by the U.S. and foreign governments;
•impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;
•the Company’s ability to attract and retain independent consultants;
•the loss of one or more key independent consultants who have a significant sales network;
•the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;
•the effect of fluctuating foreign exchange rates;
•failure of the Company’s independent consultants to comply with advertising laws;
•changes to the Company’s independent consultants compensation plans;
•geopolitical issues and conflicts;
•we may be adversely affected by the ongoing coronavirus pandemic;
•negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;
•risks associated with the manufacturing of the Company's products;
•supply chain disruptions, manufacturing interruptions or delays, or the failure to accurately forecast customer demand;
•failure to timely and effectively obtain shipments of products from our manufacturers and deliver products to our independent consultants and customers;
•world-wide slowdowns and delays related to supply chain, ingredient shortages and logistical challenges;
•uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;
•changes in tax laws, treaties or regulations, or their interpretation;
•cybersecurity threats and exposure to data loss;
•the storage, processing, and use of data, some of which contain personal information, are subject to complex and evolving privacy and data protection laws and regulations;
•reliance on information technology infrastructure; and
•the sufficiency of trademarks and other intellectual property rights.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Form 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

We have included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning non-GAAP net income, Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations.

We utilize the non-GAAP measures of non-GAAP net income and Adjusted EBITDA in the evaluation of our operations and believe that these measures are useful indicators of our ability to fund our business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income (loss) as an indicator of our operating performance.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. We have included a reconciliation of net income to Adjusted EBITDA, the most comparable GAAP measure. We have also included a reconciliation of GAAP net income to Non-GAAP net income and Non-GAAP Adjusted EPS, in the attached financial tables.

Net sales in local currency removes, from net sales in U.S. dollars, the impact of changes in exchange rates between the U.S. dollar and the functional currencies of our foreign subsidiaries. This is accomplished by translating the current period net sales into U.S. dollars using the same foreign currency exchange rates that were used to translate the net sales for the previous comparable period.

We believe presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of our foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Investor Relations:

Gateway Investor Relations
Cody Slach
1-949-574-3860
NATR@gatewayir.com

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net sales	$114,746	$100,250	$326,145	$283,462
Cost of sales	29,419	27,175	84,861	74,873
Gross profit	85,327	73,075	241,284	208,589

Operating expenses:
Volume incentives	35,793	34,310	105,491	96,493
Selling, general and administrative	39,528	33,294	108,666	92,863
Operating income	10,006	5,471	27,127	19,233
Other income (loss), net	(886)	671	(2,290)	(230)
Income before provision for income taxes	9,120	6,142	24,837	19,003
Provision (benefit) for income taxes	3,662	(1,027)	8,433	2,695
Net income	5,458	7,169	16,404	16,308
Net income attributable to noncontrolling interests	600	414	990	837
Net income attributable to common shareholders	$4,858	$6,755	$15,414	$15,471

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.24	$0.35	$0.77	$0.79

Diluted earnings per share attributable to common shareholders	$0.24	$0.34	$0.76	$0.78

Weighted average basic common shares outstanding	19,894	19,533	19,896	19,493
Weighted average diluted common shares outstanding	20,375	19,859	20,292	19,820

Dividends declared per common share	$—	$—	$1.00	$—

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$75,535	$92,069
Accounts receivable, net of allowance for doubtful accounts of $445 and $454, respectively	9,189	7,375
Inventories	57,376	47,683
Prepaid expenses and other	8,627	6,938
Total current assets	150,727	154,065

Property, plant and equipment, net	52,538	54,355
Operating lease right-of-use assets	19,136	20,210
Investment securities - trading	950	989
Deferred income tax assets	5,842	8,693
Other assets	10,559	11,186
Total assets	$239,752	$249,498

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$7,580	$6,486
Accrued volume incentives and service fees	21,868	19,481
Accrued liabilities	29,606	31,710
Deferred revenue	1,513	2,092
Related party notes payable	600	1,200
Income taxes payable	3,540	2,387
Current portion of operating lease liabilities	4,495	4,992
Current portion of note payable	1,235	1,306
Total current liabilities	70,437	69,654

Liability related to unrecognized tax benefits	5	92
Long-term portion of operating lease liabilities	16,510	16,412
Long-term note payable	1,488	2,418
Deferred compensation payable	950	989
Deferred income tax liabilities	1,574	1,391
Other liabilities	1,158	1,308
Total liabilities	92,122	92,264

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 19,775 and 19,697 shares issued and outstanding, respectively	134,252	139,311
Retained earnings	21,586	26,030
Noncontrolling interest	2,838	1,848
Accumulated other comprehensive loss	(11,046)	(9,955)
Total shareholders’ equity	147,630	157,234
Total liabilities and shareholders’ equity	$239,752	$249,498

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$16,404	$16,308
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	—	116
Depreciation and amortization	8,276	7,834
Non-cash lease expense	4,043	2,398
Share-based compensation expense	2,957	2,141
Loss on sale of property, plant and equipment	24	7
Deferred income taxes	2,891	1,210
Purchase of trading investment securities	(30)	(47)
Proceeds from sale of trading investment securities	175	221
Realized and unrealized gains on investments	(62)	(41)
Foreign exchange losses	2,483	354
Changes in assets and liabilities:
Accounts receivable	(2,054)	(1,692)
Inventories	(10,771)	(1,361)
Prepaid expenses and other current assets	(1,787)	(798)
Other assets	(267)	(30)
Accounts payable	421	1,102
Accrued volume incentives and service fees	2,750	(1,370)
Accrued liabilities	(1,646)	5,106
Deferred revenue	(551)	295
Lease liabilities	(4,170)	(2,276)
Income taxes payable	1,316	(1,078)
Liability related to unrecognized tax benefits	(87)	(1,417)
Deferred compensation payable	(34)	(133)
Net cash provided by operating activities	20,281	26,849
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,626)	(3,487)
Net cash used in investing activities	(4,626)	(3,487)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(19,858)	—
Principal payments of long-term debt	(1,001)	—
Proceeds from note payable	—	5,374
Principal payments of related party borrowing	(600)	(243)
Proceeds from the exercise of stock awards	—	192
Payments related to tax withholding for net-share settled equity awards	(2,016)	—
Tax benefit from exercise of stock options	—	(298)
Repurchase of common stock	(6,000)	—
Net cash provided by (used in) financing activities	(29,475)	5,025
Effect of exchange rates on cash and cash equivalents	(2,714)	244
Net increase (decrease) in cash and cash equivalents	(16,534)	28,631
Cash and cash equivalents at the beginning of the period	92,069	53,629
Cash and cash equivalents at the end of the period	$75,535	$82,260
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for income taxes, net of refunds	$4,431	$3,293
Cash paid for interest	156	24

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$5,458	$7,169	$16,404	$16,308
Adjustments:
Depreciation and amortization	2,735	2,764	8,276	7,834
Share-based compensation expense	886	1,011	2,957	2,141
Other (income) loss, net*	886	(671)	2,290	230
Provision (benefit) for income taxes	3,662	(1,027)	8,433	2,695
Other adjustments (1)	(687)	132	(512)	(503)
Adjusted EBITDA	$12,940	$9,378	$37,848	$28,705

(1) Other adjustments
Capital allocation and other expenses	$90	$—	$265	$—
Restructuring and other related expenses	—	132	—	132
VAT refund	(777)	—	(777)	(635)
Total adjustments	$(687)	$132	$(512)	$(503)

* Other (income) loss, net is primarily comprised of foreign exchange (gains) losses, interest income, and interest expense.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO
NON-GAAP NET INCOME and NON-GAAP ADJUSTED EPS
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net income	$5,458	$7,169	$16,404	$16,308
Adjustments:
Capital allocation and other expenses	90	—	265	—
Restructuring and other related expenses	—	132	—	132
VAT refund	(777)	—	(777)	(635)
Tax impact of adjustments	(22)	(33)	(66)	(33)
Total adjustments	(709)	99	(578)	(536)
Non-GAAP net income	$4,749	$7,268	$15,826	$15,772

Reported income attributable to common shareholders	$4,858	$6,755	$15,414	$15,471
Total adjustments	(709)	99	(578)	(536)
Non-GAAP net income attributable to common shareholders	$4,149	$6,854	$14,836	$14,935

Basic income per share, as reported	$0.24	$0.35	$0.77	$0.79
Total adjustments, net of tax	(0.04)	0.01	(0.03)	(0.03)
Basic income per share, as adjusted	$0.20	$0.36	$0.74	$0.76

Diluted income per share, as reported	$0.24	$0.34	$0.76	$0.78
Total adjustments, net of tax	(0.03)	—	(0.03)	(0.03)
Diluted income per share, as adjusted	$0.21	$0.34	$0.73	$0.75